Exhibit 99.2

COMPUSYSTEMS, INC.

Financial Statements

March 31, 2025 and 2024

COMPUSYSTEMS, INC.

CONTENTS

March 31, 2025 and 2024

Pages(s)
FINANCIAL STATEMENTS
Balance Sheets	3
Statements of Operations	4
Statements of Changes in Stockholders' Equity	5
Statements of Cash Flows	6
Notes to Financial Statements	7-12

COMPUSYSTEMS, INC.

BALANCE SHEETS

March 31, 2025 and December 31,2024

	2025	2024
ASSETS
CURRENT ASSETS
Cash	$723,446	$190,768
Accounts receivable, net	454,071	545,481
Unbilled receivables	296,485	128,548
Materials inventory	102,637	114,747
Prepaid expenses and other	75,250	120,789
Total current assets	1,651,890	1,100,333
RIGHT-OF-USE ASSETS	633,866	711,481
PROPERTY AND EQUIPMENT, NET	2,975,129	2,904,093
OTHER ASSETS
Deposits	133,900	133,900
Total other assets	133,900	133,900
TOTAL ASSETS	$5,394,785	$4,849,804
LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
CURRENT LIABILITIES Accounts payable	$461,082	$444,548
Accrued expenses	2,902,455	2,756,832
Customer deposits and allowances	262,634	177,853
Line of credit	1,750,000	1,750,000
Current maturities of long-term debt	957,616	1,183,101
Operating lease liabilities, current portion	308,996	334,459
Loan from shareholder	1,175,000	1,033,000
Total current liabilities	7,817,783	7,679,793
LONG-TERM LIABILITIES
Operating lease liabilities, net of current portion	324,870	377,022
STOCKHOLDERS' EQUITY (DEFICIT)
Common stock, no par value, 1,000,000 shares authorized, 362,500 shares issued and 312,500 shares outstanding	-	-
Paid-in-capital	4,160,000	4,160,000
Accumulated deficit	(6,565,100)	(7,024,243)
Less treasury stock, at cost	(342,768)	(342,768)
Total stockholders' equity (deficit)	(2,747,868)	(3,207,011)
TOTAL LIABILITIES AND NET ASSETS	$5,394,785	$4,849,804

See accompanying notes to financial statements.

COMPUSYSTEMS, INC.

STATEMENTS OF OPERATIONS

Three Months Ended March 31, 2025 and 2024

	2025	2024
SALES
Registration	$707,982	$1,073,747
Exhibitor software	1,867,230	1,814,175
Total sales	2,575,212	2,887,922
COST OF SALES	2,062,496	2,225,498
GROSS PROFIT	512,717	662,424
OPERATING EXPENSES
Sales and marketing	251,767	251,756
General and administrative	421,546	404,284
Depreciation and amortization	258,877	557,572
Total operating expenses	932,190	1,213,611
OPERATING INCOME (LOSS)	(419,473)	(551,187)
OTHER INCOME (EXPENSE)
Interest expense	(68,230)	(100,694)
Break up fee (Note 8)	1,000,000	-
Litigation and other (Note 7)	(53,158)	(20,693)
Total other income (expense)	878,612	(121,387)
NET LOSS	$459,139	$(672,574)

See accompanying notes to financial statements.

COMPUSYSTEMS, INC.

STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

Three months ended March 31, 2025 and 2024

	Common	Paid-In	Treasury	Accumulated
	Stock	Capital	Stock	Deficit	Total
Balance at January 1, 2024	$-	$4,160,000	$(342,768)	$(6,866,772)	$(3,049,540)
Net Income (Loss)	-	-	-	(672,574)	(672,574)
Balance at March 31, 2024	$-	$4,160,000	$(342,768)	$(7,539,346)	$(3,722,114)
Balance at January 1, 2025	$-	$4,160,000	$(342,768)	$(7,024,239)	$(3,207,007)
Net Income (Loss)				459,139	459,139
Balance at March 31, 2025	$-	$4,160,000	$(342,768)	$(6,565,100)	$(2,747,868)

See accompanying notes to financial statements.

COMPUSYSTEMS, INC.

STATEMENTS OF CASH FLOWS

Three Months Ended March 31, 2025 and 2024

	2025	2024
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$459,139	$(672,574)
Adjustments to reconcile change in net assets to net cash from operating activities
Depreciation and amortization	258,877	557,572

(Increase) decrease in:
Accounts receivables	89,504	56,705
Unbilled receivables	(166,032)	218,471
Materials inventory	12,109	7,645
Prepaid expenses, deposits and other	45,539	38,880
Increase (decrease) in
Accounts payable	16,535	(159,664)
Accrued expenses and other	129,010	227,009
Customer deposits and allowances	126,459	213,276
Total adjustments	512,002	602,323
Net cash from operating activities	971,142	487,320
CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property and equipment	(8,219)	(105,017)
Development in progress, customized software	(321,694)	(250,523)
Net cash used in investing activities	(329,913)	(355,540)
CASH FLOWS FROM FINANCING ACTIVITIES
Net borrowings on revolving line of credit	-	-
Payments on long-term debt	(250,551)	(213,983)
Debt proceeds	142,000	45,000
Net cash from financing activities	(108,551)	(168,983)
NET INCREASE (INCREASE) IN CASH	532,678	(37,203)
CASH, BEGINNING OF PERIOD	190,768	355,205
CASH, END OF PERIOD	$723,446	$318,002
Supplemental disclosure of cash flow information Cash payments for interest	$68,230	$100,694

See accompanying notes to financial statements.

COMPUSYSTEMS, INC.

NOTES TO THE FINANCIAL STATEMENTS

MARCH 31, 2025

1.	NATURE OF OPERATIONS

CompuSystems, Inc. (CSI), incorporated on July 20, 1976 under the Illinois business corporation act of 1933, provides registration, lead collection, and ancillary data processing services to the meeting, convention and tradeshow industry. CSI in December 2024 redomesticated and is now a Texas corporation. CSI conducts business throughout the United States, and in Europe and Asia.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Accounting and Presentation

The financial statements are prepared on the accrual basis of accounting whereby revenues and assets are recognized when earned, and expenses and liabilities are recognized when incurred.

Cash

Cash consists of demand deposits in financial institutions that include balances the exceed federally insured limits. CSI has not experienced any losses on such accounts and its management does not believe it is exposed to significant risk.

Allowance for Credit Losses

CSI grants trade credit to its customers located within and outside of the United States of America. The allowance for credit losses is an estimate based on CSI's historical collection experience.

Such allowances were $108,568 and $128,568 as of March 31, 2025 and December 31, 2024, respectively.

Unbilled Receivables

Unbilled receivables consist of costs incurred for future shows in excess of billing realized.

Materials Inventory

Materials inventory is stated at the lower of cost (determined under the first-in, first-out method) or market.

Property and Equipment

Property and equipment is recorded at cost. Depreciation is provided using straight-line and accelerated methods over the estimated useful lives of assets ranging from 3 to 15 years.

CSI capitalizes in-house and contracted costs related to the design, development, and implementation of computer software marketed to clients and to exhibitors and registrants attending client events. Such capitalized costs are amortized over a three-year term.

COMPUSYSTEMS, INC.

NOTES TO THE FINANCIAL STATEMENTS

MARCH 31, 2025

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Customer Deposits and Allowances

Customer deposits and allowances consist of remittances for future shows. Such deposits are applied to revenue in the period in which the show occurs or refunded.

Revenue Recognition

Revenue is primarily from the sale of products, services, and digital assets, including software, applications, technology solutions, lead generation, customer support, and event-related activities. Revenue is recognized once service or product is invoiced and delivered, all typically within one year. Additional revenue is derived from rental income, physical goods sales, and other sources.

Leases

Effective January 1, 2022, CSI implemented Financial Accounting Standards Board (FASB) Accounting Standards Update (ASU) No 2016-02, Leases (Topic 842), which requires the recognition of right-of-use assets and lease liabilities based on the present value of the remaining lease payments. A risk-free rate of return of 3.39% was used as the discount rate in order to determine present value.

Income Taxes

CSI has elected to be taxed as an S corporation under the provisions of the Internal Revenue Code. Under these provisions, the company does not pay federal corporate income taxes on its taxable income. Instead, the stockholders are liable for individual federal income tax on their respective share of the CSI's taxable income. CSI is subject to other various state and franchise taxes in states in which operations are conducted.

CSI evaluates all significant tax positions for federal and state income tax purposes. As of March 31, 2025 and 2024, CSI does not believe it has taken any positions that would require the recording of any additional tax liability.

CSI is subject to routine audits by taxing jurisdictions. Tax years that remain open for examination generally include the current and threee preceding years, however, there are currently no audits for any tax periods in progress. CSI's policy is to classify income tax related interest and penalities in interest expense and other expenses.

COMPUSYSTEMS, INC.

NOTES TO THE FINANCIAL STATEMENTS

MARCH 31, 2025

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Use of Estimates

The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

3.	PROPERTY AND EQUIPMENT

Property and equipment as of March 31, 2025 and December 31, 2024 consists of:

	2025	2024
Production equipment and lead collection devices	$1,254,400	$1,246,181
Customized software	8,608.163	8,286,469
Office furniture, fixtures, and equipment	29,007	29,007
Leasehold improvements	115,283	115,283
Transportation equipment	28,237	28,237
Total property and equipment	10,035,090	9,705,177
Less accumulated depreciation and amortization	(7,059,961)	(6,801,084)
Property and equipment, net	$2,975,129	$2,904,093

Depreciation and amortization expense for the three months ended March 31, 2025 was $258,877.

COMPUSYSTEMS, INC.

NOTES TO THE FINANCIAL STATEMENTS

MARCH 31, 2025

4.	REVOLVING LINE OF CREDIT AND TERM LOAN

CSI maintains a $2,000,000 revolving line of credit (LOC) that originated in March 1, 2021, has a one-year term, is secured by a Blanket UCC Lien on all business assets, and has an interest rate equal to the prime rate as published in the Wall Street Journal plus one percent (which was 8.50% as of December 31, 2023) and has been periodically renewed. Effective February 28, 2025, the LOC has been renewed through May 30, 2025 with interest at the prime rate plus 4.00%. Interest on the revolving line of credit is computed daily and is payable on a monthly basis.

CSI also has a term loan that originated in August 2016 in the amount of $4,912,117. This loan bears a variable interest rate equal to the lender's prime rate plus one percent (which was 8.5% as of January 31, 2023), and is collateralized by all business assets. The loan, as amended in March 2021, was due April 1, 2023 and has been periodically renewed. Effective February 28, 2025, the term loan was renewed through May 30, 2025.

The revolving line of credit and bank loan agreements are subject to meet certain loan covenants pertaining to debt service liquidity. As of March 31, 2025, CSI was in compliance with these covenants or they were waived.

Effective April 19, 2024, CSI entered into a loan and security agreement with a related party which provides for loans up to $1,500,000 with interest payable at 15% and a maturity date of October 31, 2025.

5.	LEASES

CSI is party to separate lease agreements for its primary office space and warehouse facilities. The lease agreement for CSI’s primary office space located at 2601 Navistar Drive, Lisle, Illinois commenced in July 2020 and continued through June 2023. During July 2022, the agreement was renewed through June 2027 at an initial annual base rent of $178,882, scheduled to increase by $0.50 per rentable square foot annually through the end of the lease term. Rent expense under this agreement for the quarters ended March 31, 2025 and 2024 was $46,753 and $45,737, respectively.

The lease agreement for CSI’s warehouse facilities located at 4995 Varsity Drive, Lisle, Illinois commenced in October 2014 and continues through December 2025. Initial monthly rent under this agreement was $6,184 and is scheduled for 3% annual increases. Rent expense under this agreement for the quarters ended March 31, 2025 and 2024 was $24,932 and $24,206, respectively.

COMPUSYSTEMS, INC.

NOTES TO THE FINANCIAL STATEMENTS

MARCH 31, 2025

5.	LEASES (Continued)

During June 2024, CSI entered into an equipment finance agreement requiring 60 monthly payments of $3,745 through June 2029 with a discount rate of 8.5%. The agreement is collateralized by the underlying equipment acquired.

In accordance with generally accepted accounting principles in the United States of America, CSI has recognized right-of-use assets and corresponding lease liabilities as follows:

	Office	Warehouse	Equipment	Total
2025	$141,782	$75,358	$33,705	$250,844
2026	193,110	-	44,940	238,050
2027	113,834	-	44,940	158,774
2028	-	-	44,940	44,940
2029	-	-	22,470	22,470
Total lease payments	$48,726	$75,358	$190,995	715,078
Less: Interest				(81,212)
Present value of lease liabilities				$633,866

6.	EMPLOYER PROFIT-SHARING AND 401(K) CONTRIBUTIONS

The Company maintains a 401(k) plan that covers substantially all of its employees. Under the 401(k) plan, the Company can voluntarily match 35% of employee contributions up to 3% of each participating employee's gross compensation. The Company made voluntary matching contributions to the plan for the quarters ended March 31, 2025 and 2024 of $9,703 and $12,093, respectively.

7.	CONTINGENCIES

Pursuant to an amended complaint filed on September 23, 2024, a vendor of CSI is seeking to collect from CSI approximately $929,000 in unpaid invoices. CSI has submitted its response on October 17, 2024 disputing this claim and has filed a counterclaim alleging deficiencies in services rendered, seeking damages of approximately $6 million for amounts previously paid. Due to the deficiencies in services, CSI has written off related amounts previously capitalized and recorded an impairment loss for the remaining unamortized amount of $1,614,487 as of December 31, 2023. Management plans to vigorously defend this action and does not anticipate any further losses.

COMPUSYSTEMS, INC.

NOTES TO THE FINANCIAL STATEMENTS

MARCH 31, 2025

8.	PENDING SALE OF ASSETS

On December 19, 2024, CSI entered into an asset purchase agreement with another party to sell substantially all of CSI's asset which is scheduled to close no later than May 15, 2025. In connection with this sale, certain liabilities will be transferred to the purchaser pursuant to terms of the asset purchase agreement. Proceeds from the sale will be used to satisfy remaining liabilities retained by CSI. Subsequent to the sale, management plans to wind down operations of CSI which will ultimately be dissolved.

In the first quarter of 2025, a “Breakup Fee” of $1,000,000 previously held in escrow in connection with the asset purchase was released to CSI in connection with CSI agreeing to the terms of that certain Second Amendment to the Asset Purchase Agreement. That $1,000,000 fee is included in other income.

9.	SUBSEQUENT EVENTS

The pending sale described in footnote 8 closed on May 20,2025.

Other than the matter described above, management is not aware of any additional subsequent events that would require recognition or disclosure in the financial statements.